Exhibit 99.1

LML Reports Results for the Fourth Quarter and the Fiscal Year Ended March 31, 2005

VANCOUVER, BC -- 06/14/2005 -- LML PAYMENT SYSTEMS INC. (the "Corporation") (NASDAQ: LMLP) reports results for the fiscal year and fourth quarter ended March 31, 2005. Revenue for fiscal 2005 was approximately $6.7 million compared to approximately $8.7 million for the previous year. Revenue for the fourth quarter fiscal 2005 was approximately $1.5 million compared to approximately $2.7 million for the fourth quarter fiscal 2004.

Cost of operations was approximately $5.3 million or approximately 79.1% of revenue for fiscal 2005 compared to approximately $6.5 million or approximately 74.7% of revenue for the previous year. Cost of operations for the fourth quarter fiscal 2005 was approximately $1.1 million, or approximately 73.3% of revenue, compared to approximately $1.5 million, or approximately 55.6% of revenue, for the fourth quarter fiscal 2004.

Sales, general and administrative expenses ("SG&A") for fiscal 2005 was approximately $4.0 million compared to approximately $2.6 million for the previous year, an increase of approximately $1.4 million. The increase in SG&A was primarily attributable to an increase in stock-based compensation expense, a non-cash item, of approximately $1.4 million from fiscal 2004. The increase in SG&A was also partially attributable to increases in professional fees, including auditing and accounting fees, of approximately $410,000 associated with the Corporation's continuing compliance with the Sarbanes-Oxley Act of 2002. SG&A for the fourth quarter fiscal 2005 was approximately $993,000 compared to approximately $611,000 for the fourth quarter fiscal 2004.

Net loss for fiscal 2005 was approximately ($4.2 million) or approximately ($0.21) per share compared to a net loss of approximately ($1.7 million) or approximately ($0.09) per share for the previous year. We had a net loss of approximately ($984,000), or approximately ($0.05) per share, for the fourth quarter fiscal 2005 compared to net income of approximately $82,000 for the fourth quarter fiscal 2004.

We had an increase of approximately $500,000 in working capital from approximately $5.6 million as of March 31, 2004 to approximately $6.1 million as of March 31, 2005. Cash flows used in operating activities of continuing operations increased by approximately $246,000, from approximately $532,000 for fiscal 2004 to approximately $778,000 for fiscal 2005. The increase in cash used in operating activities of continuing operations was offset by cash provided by financing activities of continuing operations of approximately $1.8 million. Our cash and cash equivalents position increased by approximately $1.1 million, from approximately $5.0 million as of March 31, 2004 to approximately $6.1 million as of March 31, 2005.

Commenting on the Corporation's year end results, Chief Accounting Officer, Richard R. Schulz said, "The decrease in total revenue of approximately $2 million from the previous year was primarily a result of our ceasing to provide check authorization and recovery services to 7-Eleven, formerly our largest customer, and to a lesser extent, lower licensing revenue from our intellectual property which can be variable from period to period. Revenue from our secondary check collection business increased approximately $500,000 or approximately 23% from the previous year."

About LML Payment Systems Inc. (www.lmlpayment.com)

The Corporation, through its subsidiary LML Payment Systems Corp., is a financial payment processor providing check processing solutions including electronic check authorization, electronic check conversion (ECC) and primary and secondary check collection including electronic check re-presentment (RCK) to national, regional and local retailers. We also provide selective routing of debit, credit and EBT transactions to third party processors and banks for authorization and settlement. The Corporation's intellectual property estate, owned by subsidiary LML Patent Corp, includes U.S. Patent No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.

Statements contained in this news release which are not historical facts are forward-looking statements, subject to uncertainties and risks. For a discussion of the risks associated with the Corporation's business, please see the documents filed by the Corporation with the SEC.

                              LML PAYMENT SYSTEMS INC.

                             CONSOLIDATED BALANCE SHEETS
                                 (In U.S. Dollars)

                                                         March 31
                                                      2005        2004
                                                        $           $
                                                  -----------  -----------
                     ASSETS
CURRENT ASSETS

Cash and cash equivalents                           6,061,821    4,981,343
Short term investments                                      -      183,561
Restricted cash (Note 4(a))                           250,000      300,000
Accounts receivable, less allowances of $31,155
 and $109,916, respectively                           508,625      784,617
Prepaid expenses                                      497,413      463,487
                                                  -----------  -----------
Total current assets                                7,317,859    6,713,008

CAPITAL ASSETS  (Notes 6 and 8)                       508,981    1,673,985

PATENTS (Note 7)                                    1,202,188    1,317,141

OTHER ASSETS                                           41,055       55,103
                                                  -----------  -----------
        Total assets                                9,070,083    9,759,237
                                                  ===========  ===========

                     LIABILITIES
CURRENT LIABILITIES
Accounts payable                                      620,006      482,224
Accrued liabilities                                   292,292      331,043
Current portion of long-term debt (Note 8)             48,323       37,434
Current portion of deferred revenue                   243,667      225,729
                                                  -----------  -----------
Total current liabilities                           1,204,288    1,076,430

LONG TERM DEBT (Note 8)                                23,469       56,150
                                                  -----------  -----------

Total liabilities                                   1,227,757    1,132,580
                                                  -----------  -----------
COMMITMENTS AND CONTINGENCIES (Note 13)

                 SHAREHOLDERS' EQUITY

CAPITAL STOCK (Note 9)
 Class A, preferred stock, $1.00 CDN par value,
 150,000,000 shares authorized, issuable in
 series, none issued or outstanding Class B,
 preferred stock, $1.00 CDN par value,
 150,000,000 shares authorized, issuable in
 series, none issued or outstanding Common
 shares, no par value, 100,000,000 shares
 authorized, 20,145,594 and 19,659,851 issued
 and outstanding, respectively                     32,476,693   30,656,471

CONTRIBUTED SURPLUS (Note 3(a))                     1,631,471       85,918
DEFICIT                                           (26,265,838) (22,115,732)
                                                  -----------  -----------
Total shareholders' equity                          7,842,326    8,626,657
                                                  -----------  -----------

    Total liabilities and shareholders' equity      9,070,083    9,759,237
                                                  ===========  ===========

                              LML PAYMENT SYSTEMS INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       (In U.S. Dollars, except share data)

                                               Years ended March 31,
                                         2005         2004          2003
                                           $            $            $
                                      ----------   ----------   ----------

REVENUE                                6,658,103    8,740,230    8,560,092
COSTS AND EXPENSES
Cost of operations                     5,339,080    6,465,747    6,628,085
Sales, general and administrative
 expenses (includes stock-based
 compensation expense of $1,485,475
 (2004-$85,918; 2003-$Nil))            4,049,430    2,574,874    2,520,125
Amortization and depreciation          1,415,712    2,061,781    2,373,166
Other expenses (income)                    3,681      (22,147)      35,785
                                      ----------   ----------   ----------

LOSS FROM CONTINUING OPERATIONS
 BEFORE INTEREST INCOME AND
 INCOME TAXES                         (4,149,800)  (2,340,025)  (2,997,069)
                                      ----------   ----------   ----------

Interest income, net                      81,730       40,604       53,202
                                      ----------   ----------   ----------

LOSS FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES                  (4,068,070)  (2,299,421)  (2,943,867)

Income taxes (Note 12)                    82,036       16,800       19,595
                                      ----------   ----------   ----------

LOSS FROM CONTINUING OPERATIONS       (4,150,106)  (2,316,221)  (2,963,462)

Discontinued operations (Note 5)               -      588,109      (84,623)
                                      ==========   ==========   ==========
NET LOSS                              (4,150,106)  (1,728,112)  (3,048,085)
                                      ==========   ==========   ==========

LOSS PER SHARE, basic and diluted
  Loss from continuing operations          (0.21)       (0.12)       (0.15)
                                      ==========   ==========   ==========
  Discontinued operations                      -         0.03        (0.01)
                                      ==========   ==========   ==========
  Net loss                                 (0.21)       (0.09)       (0.16)
                                      ==========   ==========   ==========

WEIGHTED AVERAGE SHARES OUTSTANDING,
 basic and diluted (Note 9(c))        20,012,286   19,605,948   19,495,334
                                      ==========   ==========   ==========

                              LML PAYMENT SYSTEMS INC.

                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In U.S. Dollars)
                                             Years ended March 31,
                                         2005         2004         2003
                                           $            $           $
                                      ----------   ----------   ----------
OPERATING ACTIVITIES:
Loss from continuing operations       (4,150,106)  (2,316,221)  (2,963,462)
Adjustments to reconcile loss from
 continuing operations to net cash
 used in operating activities
Provisions for losses on accounts
 receivable                               24,034       36,369            -
Amortization and depreciation          1,415,712    2,061,781    2,373,166
Stock-based compensation               1,485,475       85,918            -
Stock-based compensation - future
 income taxes                             60,078            -            -
Other                                    (33,669)      45,107            -

Changes in operating assets
 and liabilities
Restricted cash                           50,000            -      (50,000)
Accounts receivable                      271,980     (309,624)    (247,807)
Prepaid expenses                         (33,926)      61,689       53,225
Accounts payable and accrued
 liabilities                             100,832     (107,037)    (487,289)
Other assets                              14,048      205,820       28,040
Deferred revenue                          17,938     (295,548)     366,339
                                      ----------   ----------   ----------
Net cash used in operating
 activities of continuing
 operations                             (777,604)    (531,746)    (927,788)
                                      ----------   ----------   ----------

INVESTING ACTIVITIES:
Short term investments                   183,561     (183,561)           -
Purchase of Check Technologies,
 net of cash acquired                          -            -      (50,000)
Proceeds from disposal of
 capital assets                           12,606            -            -
Capital asset expenditures              (104,836)    (136,059)    (268,866)
Patents                                  (31,679)      (7,306)     (11,161)
                                      ----------   ----------   ----------
Net cash provided by (used in)
 investing activities of
 continuing operations                    59,652     (326,926)    (330,027)
                                      ----------   ----------   ----------

FINANCING ACTIVITIES:
Payments on capital leases               (34,028)    (107,826)    (269,108)
Payments on long-term borrowing          (10,399)           -            -
Proceeds from long-term borrowing         22,635            -            -
Proceeds from exercise of
 stock options                         1,820,222      305,910      566,825
                                      ----------   ----------   ----------
Net cash provided by financing
 activities of continuing operations   1,798,430      198,084      297,717
                                      ----------   ----------   ----------

Net cash provided by (used in)
 continuing operations                 1,080,478     (660,588)    (960,098)
                                      ----------   ----------   ----------
Net cash provided by (used in)
 discontinued operations (Note 5)              -    2,158,241     (138,516)
                                      ----------   ----------   ----------

INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                      1,080,478    1,497,653   (1,098,614)

Cash and cash equivalents,
 beginning of year                     4,981,343    3,483,690    4,582,304
                                      ----------   ----------   ----------

Cash and cash equivalents,
 end of year                           6,061,821    4,981,343    3,483,690
                                      ==========   ==========   ==========

Supplemental disclosure of
 cash flow information:
Interest paid                              8,346        4,111       22,903
Taxes paid                                21,958       16,800       19,595
                                      ==========   ==========   ==========

CONTACTS:
Patrick H. Gaines
President and CEO
(604) 689-4440

Investor Relations
(800) 888-2260